Exhibit 24.1

    IBM
   New Orchard Road
   Armonk, NY 10504

      November 1, 2011

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

I hereby authorize each of the following individuals, whose signatures appear below, as well as any employee of International Business Machines
Corporation (IBM) designated in writing by the Secretary of IBM, to sign and file on my behalf as a member of the Board of Directors of IBM, pursuant to the Securities Exchange Act of 1934 (the Act), any Securities
and Exchange Commission forms or documents in connection with any transactions by me in IBM securities, including without limitation
Form 3, Form 4, Form 5, or Form 144 under the Act.

   A. Bonzani ______________/s/_______________

   D. Cummins ______________/s/_______________

   C. B. Gregory _____________/s/________________

   M. Sladek _____________/s/________________

   M. F. SooHoo _____________/s/________________

This authorization shall remain in effect for as long as I remain a member of the IBM Board of Directors.

      Very truly yours,

      /s/

      David N. Farr

cc:  New York Stock Exchange

Farr SEC letter.doc